EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Charles J. Link, Jr., Chief Executive Officer of NewLink Genetics Corporation (the “Company”), and John B. Henneman III, Chief Financial Officer and Secretary of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2016

By:	/s/ Charles J. Link, Jr.
Charles J. Link, Jr.
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ John B. Henneman III
John B. Henneman III
Chief Financial Officer and Secretary
(Principal Financial Officer)

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its Staff upon request. This certification “accompanies” the
Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.